________________________________________________________

EXHIBIT 1A-13

TESTING THE WATERS

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1A-13-1

www.equityforpunksusa.com

1A-13-2

Sections of www.equityforpunksusa.com

1A-13-3

1A-13-4

1A-13-5

1A-13-6

1A-13-7

1A-13-8


JOYWAVE
25

BREWDOG AND CROWDFUNDING

EQUITY FOR PUNKS

BrewDog is owned by over 120,000 craft beer crusaders who invested through our Equity for Punks raises. Craft beer crowdfunded by the people who drink it, and love it just as much as we do!

Over the past decade we've seen our community grow from 2 men and 1 dog, to a global community of people who live and breathe craft beer.

They are the heart and soul of our business and central to our success.

PRE-REGISTER FOR EFPIII

THE EQUITY PUNK COMMUNITY

Our 120,000+ global community is involved in every decision we make. From what beer to brew next, to where we should open our next bar.

The exclusive Equity for Punks Forum, is a space for our shareholders to meet like-minded beer lovers and arrange meet ups, talk everything beer and have a direct line to the BrewDog crew.




BREWDOG
HQ

THE BENEFITS OF BEING AN EQUITY PUNK

All Equity Punks bag themselves a ton of awesome benefits; from discounts in our bars and online shop, to early access to new beer launches and bar openings, and – of course – an annual ticket +1 to our legendary AGM...

THE ANNUAL GENERAL MAYHEM

PunkAGMUSA is our beer, music and food-fuelled party hosted every year for our community of awesome Equity Punks! The day includes rare beers, local food, and incredible music acts...it's a not-to-be missed party of epic proportions. With headline acts such as Cold War Kids, Manchester Orchestra, Joywave, and Caamp this is a hot ticket in Columbus and free fir our shareholders (with a +1 each).



BrewDog USA, Inc. is "testing the waters" for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date.

Your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005, or by e-mailing equitypunksusa@brewdog.com. Or, you may obtain a copy of the Preliminary Offering Circular from the SEC's website by clicking here.


JOYWAVE
25

BREWDOG AND CROWDFUNDING

EQUITY FOR PUNKS

BrewDog is owned by over 120,000 craft beer crusaders who invested through our Equity for Punks raises. Craft beer crowdfunded by the people who drink it, and love it just as much as we do!

Over the past decade we've seen our community grow from 2 men and 1 dog, to a global community of people who live and breathe craft beer.

They are the heart and soul of our business and central to our success.

PRE-REGISTER FOR EFPIII

THE EQUITY PUNK COMMUNITY

Our 120,000+ global community is involved in every decision we make. From what beer to brew next, to where we should open our next bar.

The exclusive Equity for Punks Forum, is a space for our shareholders to meet like-minded beer lovers and arrange meet ups, talk everything beer and have a direct line to the BrewDog crew.




BREWDOG
HQ

THE BENEFITS OF BEING AN EQUITY PUNK

All Equity Punks bag themselves a ton of awesome benefits; from discounts in our bars and online shop, to early access to new beer launches and bar openings, and – of course – an annual ticket +1 to our legendary AGM...

THE ANNUAL GENERAL MAYHEM

PunkAGMUSA is our beer, music and food-fuelled party hosted every year for our community of awesome Equity Punks! The day includes rare beers, local food, and incredible music acts...it's a not-to-be missed party of epic proportions. With headline acts such as Cold War Kids, Manchester Orchestra, Joywave, and Caamp this is a hot ticket in Columbus and free fir our shareholders (with a +1 each).



BrewDog USA, Inc. is "testing the waters" for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date.

Your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005, or by e-mailing equitypunksusa@brewdog.com. Or, you may obtain a copy of the Preliminary Offering Circular from the SEC's website by clicking here.

EST. 2007

BREWDOG

EQUITY FOR PUNKS

LOVE HOPS – LIVE THE DREAM

EFP III

COMING SOON

PREREGISTER AT

WWW.EQUITYFORPUNKSUSA.COM

BREWDOG

BREWDOG
EQUITY FOR PUNKS

EFP III

COMING SOON

PREREGISTER AT
WWW.EQUITYFORPUNKSUSA.COM

From: **BrewDog USA** noreply@brewdog.com
Subject: BIG NEWS | Hear the latest from BrewDog
Date: October 9, 2019 at 8:56 AM
To: **Jenny Lane** jenny.lane@brewdog.com


EFP III
COMING SOON
PREREGISTER AT
WWW.EQUITYFORPUNKSUSA.COM

GET THE LOWDOWN. ATTEND AN EQUITY PUNK BUSINESS BITES.

Pop by your favorite BrewDog bar next week for our latest Equity Punk Business Bites. We'll update you on our progress thus far in 2019 and share our plans for the next iteration of Equity for Punks USA.

Expect big news.

From: **BrewDog USA** noreply@brewdog.com
Subject: 75 Tap Takeovers | BrewDog blitzes our markets for EFPIII
Date: October 13, 2019 at 5:55 PM
To: **Jenny Lane** jenny.lane@brewdog.com


EFP III
COMING SOON
PREREGISTER AT
WWW.EQUITYFORPUNKSUSA.COM

1 WEEK
10 STATES
75 BREWDOG TAP TAKEOVERS

We're preparing to launch Equity for Punks USAIII. What's that!? An opportunity for the public to own a piece of BrewDog, join a community of incredible beer lovers, and support the way BrewDog invests differently—in our beer, our people, and our community.

Find one near you!